UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2021

ESPORTS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39262	26-3062752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

13/14 Penthouse Office, Mannarino Road

Birkirkara, Malta, BKR 9080

(Address of principal executive offices)

356 2713 1276

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GMBL	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	GMBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Equity Distribution Agreement

On September 3, 2021, Esports Entertainment Group, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Maxim Group LLC (“Maxim Group”) under which the Company may offer and sell, from time to time at its sole discretion, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with aggregate gross sales proceeds of up to $20,000,000 through an “at the market” equity offering program under which Maxim Group will act as sales agent.

Under the Equity Distribution Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitations on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Equity Distribution Agreement, Maxim Group may sell the shares by methods deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made through The Nasdaq Capital Market or any other trading market for our common stock.

The Equity Distribution Agreement provides that Maxim Group will be entitled to compensation for its services equal to 3.0% of the gross proceeds of any shares of common stock sold through Maxim Group under the Equity Distribution Agreement. The Company has no obligation to sell any shares under the Equity Distribution Agreement, and may at any time suspend solicitation and offers under the Equity Distribution Agreement.

The shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-252370). The Company filed a prospectus supplement, dated September 3, 2021 with the Securities and Exchange Commission (the “SEC”) in connection with the offer and sale of the shares pursuant to the Equity Distribution Agreement (the “Prospectus Supplement”).

The foregoing description of the material terms of the Equity Distribution Agreement is qualified in its entirety by reference to the full agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Lucosky Brookman LLP relating to the shares of Common Stock that may be sold pursuant to Equity Distribution Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Side Letter

As previously disclosed in the Current Report on Form 8-K filed with the SEC by the Company on June 1, 2021, the Company entered into that certain Securities Purchase Agreement, dated as of May 27, 2021 (the “Purchase Agreement”) with each purchaser identified on the signature pages thereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”) pursuant to which the Purchaser was issued a Senior Convertible Note, in the initial principal amount of $35,000,000. On August 31, 2021, the Purchaser waived the provisions of Section 4.13(a) of the Purchase Agreement prohibiting (i) the issuance of shares of Common Stock pursuant to the Equity Distribution Agreement and (ii) the filing of the Prospectus Supplement.

Item 9.01	Financial Statements and Exhibits.

Exhibit
Number	Exhibit Description

1.1	Equity Distribution Agreement, dated as of September 3, 2021, between Esports Entertainment Group, Inc. and Maxim Group LLC

5.1	Opinion of Lucosky Brookman LLP.

23.1	Consent of Lucosky Brookman LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2021

ESPORTS ENTERTAINMENT GROUP, INC.

By:	/s/ Grant Johnson
Name:	Grant Johnson
Title:	Chief Executive Officer